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                                                                 EXHIBIT 3.i.(m)

                            CERTIFICATE OF CORRECTION

                          TO CERTIFICATE OF INCORATION

                                       OF

                              TERRA METHANOL, INC.


                                    * * * * *

                    Adopted in accordance with the provisions
                   of (S)103(f) of the General Corporation Law
                            of the State of Delaware

                                    * * * * *

     Thaddine G. Gomez, being the sole incorporator of Terra Methanol, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

     FIRST: The name of the corporation is Terra Methanol, Inc. (the "Corporation")

     SECOND: The Corporation has not received payment for any of its stock. The directors of the Corporation were not named in the Certificate of Incorporation and to date have not been elected.

     THIRD: The Certificate of Incorporation of the corporation which was filed with the Secretary of State of Delaware on December 19, 1994 is hereby corrected.

     FOURTH: The defect to be corrected in the Certificate of Incorporation is as follows:


                                   ARTICLE ONE

     The name of the corporation is Terra Methanol, Inc.

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     FIFTH: The portion of the Certificate of Incorporation in corrected form is as follows:


                                  ARTICLE ONE

     The name of the corporation is Terra Methanol Corporation.

     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Correction to the Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set her hand this 28th day of December, 1994.


                                               Terra Methanol, Inc.,
                                               a Delaware corporation

                                               By: /s/ Thaddine G. Gomez
                                                  --------------------------
                                                       Thaddine G. Gomez
                                                       Sole Incorporator

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                          CERTIFICATE OF INCORPORATION

                                       OF

                              TERRA METHANOL, INC.


                                   ARTICLE ONE

     The name of the corporation is Terra Methanol, Inc.


                                   ARTICLE TWO

     The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                  ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE FOUR

     The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0,01) per share.


                                  ARTICLE FIVE

     The name and mailing address of the sole incorporator are as follows:

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          NAME                                    MAILING ADDRESS
          ----                                    ---------------

     Thaddine G. Gomez                         200 East Randolph Drive
                                               Suite 5700
                                               Chicago, Illinois 60601


                                   ARTICLE SIX

     The corporation is to have perpetual existence.


                                  ARTICLE SEVEN

     In furtherance and not in limitation of the powers conferred by statue, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.


                                  ARTICLE EIGHT

     Meetings of stockholder may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.


                                  ARTICLE NINE

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

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                                  ARTICLE TEN

     The corporation expressly elects not to be governed by (S)203 of the General Corporation Law of the State of Delaware.


                                 ARTICLE ELEVEN

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 19th day of December, 1994.


                                             /s/ Thaddine G. Gomez
                                             ---------------------------
                                                 Thaddine G. Gomez
                                                 Sole Incorporator

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